Exhibit 99


                     [COMMONWEALTH BANCORP, INC. LOGO]



For release:      IMMEDIATELY

Contact:          Charles M. Johnston, Chief Financial Officer
                  Commonwealth Bancorp, Inc.
                  (610) 313-2189

               COMMONWEALTH BANCORP, INC. DECLARES CASH DIVIDEND

Norristown, PA, September 12, 2001 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that its Board of Directors has declared a cash dividend of $0.14 per share of common stock. The dividend is payable on October 12, 2001, to shareholders of record at the close of business on September 28, 2001.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania.